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                                                                     Exhibit 5.1


                                 November 23, 1998


Fingerhut Companies, Inc.
4400 Baker Road
Minnetonka, Minnesota  55343

          RE:  Registration Statement on Form S-3
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Ladies and Gentlemen:

          I am General Counsel of Fingerhut Companies, Inc. (the "Corporation") and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial offering price of up to $400,000,000:

          (i) unsecured debt securities of the Corporation consisting of debentures, notes and/or other evidences of indebtedness, which may be senior ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities");

          (ii) preferred stock, $0.01 par value per share (the "Preferred Stock"), of the Corporation, interests in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares") or upon conversion or exchange of Debt Securities;

          (iii) common stock, $0.01 par value per share (the "Common Stock") of the Corporation, upon conversion of Debt Securities or Preferred Stock, or Depositary Shares, or upon exercise of Warrants (as defined below);

          (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Warrants"); and

          (v) units comprised of one or more of the above-referenced securities offered together in different combinations (the "Units").

          The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

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          The Senior Debt Securities are to be in the forms filed as
Exhibits 4.3 and 4.12 to the Registration Statement, whichever is appropriate and with appropriate changes and insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate changes and insertions (the "Senior Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Subordinated Debt Securities are to be in the form filed as
Exhibit 4.4 to the Registration Statement, with appropriate changes and insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4.2 to the Registration Statement, with appropriate changes and insertions (the "Subordinated Indenture", and, together with the Senior Indenture, the "Indentures"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The shares of Preferred Stock are to be evidenced by the forms of preferred stock certificate filed as Exhibits 4.6 and 4.7 to the Registration Statement, whichever is appropriate and with appropriate changes and insertions. Each series of Preferred Stock is to be issued under the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and a certificate of designations (a "Certificate of Designations") to be approved by the Board of Directors of the Corporation or a committee thereof and filed with the Secretary of State of the State of Minnesota (the "Minnesota Secretary of State") in accordance with Section 302A.401 of the Minnesota Business Corporation Act. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4.8 to the Registration Statement, with appropriate changes and insertions (the "Deposit Agreement"), to be entered into by the Corporation, a depositary to be named by the Corporation, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be evidenced by the form of common stock certificate filed as Exhibit 4.13 to the Registration Statement, with appropriate insertions, and issued under the Articles of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4.9, 4.10 and 4.11 to the Registration Statement, whichever is appropriate and with appropriate changes and insertions (the "Warrant Agreements"), to be entered into by the Corporation and warrant agents to be named by the Corporation.

          As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the "Corporate Proceedings"), the Board of Directors will, before they are issued, authorize the issuance of any Securities other than the Debt Securities, and certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation.

          I, or attorneys that I supervise, have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing and the assumptions that follow, I am of the opinion that:

          (i) upon the execution and delivery by the Corporation of the Senior Indenture or the Subordinated Indenture, as the case may be, such Indenture will become a valid and binding obligation of the Corporation;

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          (ii)   upon (a) the execution and delivery by the Corporation of the
     Senior Indenture or the Subordinated Indenture, as the case may be, (b) the completion of all required Corporate Proceedings relating to the issuance of Senior Debt Securities or Subordinated Debt Securities, as the case may be, (c) the due execution and delivery of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, and (d) the due authentication of the Senior Debt Securities or Subordinated Debt Securities, as the case may be, by a duly appointed trustee, such Debt Securities will be valid and binding obligations of the Corporation;

          (iii) upon (a) the due authorization, execution, acknowledgment, delivery and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations,
     (b) the completion of all required Corporate Proceedings relating to the issuance of Preferred Stock, and (c) the due execution, issuance and delivery of certificates representing the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

          (iv) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable;

          (v) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Corporation;

          (vi) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Depositary Shares, (b) the due execution and delivery of a Deposit Agreement, and (c) the due execution and delivery by the Corporation of receipts evidencing interests in the Depositary Shares, the Deposit Agreement will be a valid and binding agreement of the Corporation and the Depositary Shares will be validly authorized and issued, fully paid and non-assessable; and

          (vii) if Debt Securities, Preferred Stock or Depositary Shares are exchangeable for or convertible into shares of Preferred Stock, Depositary Shares or shares of Common Stock, when such shares of Preferred Stock, Depositary Shares or shares of Common Stock have been duly issued in exchange for or upon conversion of such Debt Securities, Preferred Stock or Depositary Shares, as the case may be, in accordance with the terms of the applicable Indenture, Certificate of Designations, Deposit Agreement or other instrument fixing the terms of such exchange or conversion duly authorized by the Board of Directors, or a duly authorized committee thereof, or a duly authorized officer of the Company, such shares of Preferred Stock or Common Stock, as the case may be, will be legally issued, fully paid and nonassessable, and such Depositary Shares will be legally issued and valid and binding obligations of the Company entitled to the benefits of the Deposit Agreement or such other instrument.

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          The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Corporation in accordance with applicable law; (b) the Senior Indenture, Subordinated Indenture and any Deposit Agreement or Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act; and (d) the Senior Indenture or the Subordinated Indenture, as the case may be, shall have become qualified under the Trust Indenture Act of 1939, as amended. To the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Opinions" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,


                                        /s/ Michael P. Sherman
                                        ------------------------------
                                        Michael P. Sherman
                                        General Counsel


M1:438678.02